Exhibit 3.5

AMENDED AND RESTATED
BYLAWS
OF
NATIONSHEALTH, INC.,
a Delaware corporation
April 30, 2009
Effective at the Effective Time (as
defined in that certain Agreement and
Plan of Merger, dated April 30, 2009,
by and among NationsHealth, Inc.,
ComVest NationsHealth Holdings, LLC,
and NationsHealth Acquisition Corp.

AMENDED AND RESTATED
BYLAWS
OF
NATIONSHEALTH, INC.
ARTICLE I.
OFFICES
     1.01. Principal and Business Offices. NationsHealth, Inc., a Delaware corporation (the “Corporation”) may have its principal and other business offices, either within or without the State of Delaware, as the Corporation’s Board of Directors (the “Board”) may designate or as the business of the Corporation may require from time to time.
     1.02. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical to the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board or by the registered agent. The business office of the registered agent of the Corporation shall be identical to the Corporation’s registered office.
ARTICLE II.
STOCKHOLDERS
     2.01. Annual Meeting. The annual meeting of the stockholders shall be held at such date and time as shall be fixed, from time to time, by resolution of the Board for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the date fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day.
     2.02. Special Meeting. Except as otherwise prescribed by the Delaware General Corporation Law, special meetings of stockholders, for any purpose or purposes, may be called by the Board, or by the Corporation’s President or Secretary, or by any person, or in the manner designated by the Board, in each case on the written request of the holders of not less than a majority of all shares entitled to vote at the meeting.
     2.03. Place of Meeting. The Board may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders called by the Board, which place shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal office of the Corporation.
     2.04. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting of stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) days (unless a longer period is required by law or the Corporation’s Third Amended and Restated Certificate of Incorporation) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the Board, the President, the Secretary or any other officer or persons calling the meeting. If the notice is mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

     2.05. Adjournment. Any meeting of stockholders may be adjourned to reconvene at any time and/or place designated by vote of a majority of the shares represented thereat. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. No notice of the time and/or place of an adjournment need be given if the time and/or place are announced at the meeting at which an adjournment is taken, unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder. Notice need not be given to any stockholder who submits a written waiver of notice by him before or after the time stated therein. Unless a new record date for the adjourned meeting is fixed, the determination of stockholders of record entitled to notice of or to vote at the meeting at which adjournment is taken shall apply to the adjourned meeting. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice.
     2.06. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed, the record date for determining:
          (a) stockholders entitled to notice of or to vote at a meeting of stockholders or stockholders entitled to receive payment of a dividend shall be at the close of business on the day next preceding the day on which notice of the meeting is mailed or the date on which the resolutions of the Board declaring such dividend is adopted, as the case may be, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;
          (b) stockholders entitled to express consent to a corporate action in writing without meeting shall be the day on which the first written consent is expressed; or
          (c) stockholders for any other purpose shall be the close of business on the day on which the Board adopts the resolution relating thereto.
          When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board fixes a new record date for the adjourned meeting.

     2.07. Voting Records. The officer or agent having charge of the stock transfer books for shares of the Corporation shall, at least ten (10) days before each meeting of stockholders, make a complete record (list) of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number and class and series, if any, of shares held by each. Such record (list) shall be produced and kept open to inspection by any stockholder at any time during the usual business hours at the place where the meeting is to be held, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting. The record (list) shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholders present at such meeting. The original stock transfer books shall be the only prima facie evidence as to who are the stockholders entitled to examine such record (list) or transfer books or to vote at any meeting of stockholders.
     2.08. Quorum; Required Vote. Except as otherwise provided in the Corporation’s Third Amended and Restated Certificate of Incorporation, the holder of a majority of the shares of a class of stock entitled to vote, represented in person or by proxy, shall constitute a quorum of such class at a meeting of stockholders, but in no event shall less than one-third of the shares entitled to vote constitute a quorum. If, however, a quorum is present, the affirmative vote of the majority of the shares of such class represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders of such class unless the vote of a greater number is required by law, the Corporation’s Third Amended and Restated Certificate of Incorporation or these Bylaws. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares represented at a meeting that initially had a quorum may adjourn the meeting from time to time without further notice. If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The stockholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some stockholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.
     2.09. Conduct of Meeting. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside at the annual and special meetings of stockholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but, in the absence of the Secretary, the Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) may appoint any other person to act as secretary of the meeting.
     2.10. Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with or delivered to the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed a proxy shall not of itself constitute a revocation. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. The Board shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

     2.11. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class are enlarged, limited or denied by the Corporation’s Third Amended and Restated Certificate of Incorporation.
     2.12. Voting of Shares by Certain Holders.
          (a) Other Corporations. Shares standing in the name of another corporation may be voted, either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the bylaws of such other corporation.
          (b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by a duly executed proxy, without a transfer of such shares to his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.
          (c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless, in the transfer of the shares, the pledgor has expressly authorized the pledgee to vote the shares and thereafter the pledgee, or his proxy, shall be entitled to vote the shares so transferred.
          (d) Treasury Stock and Subsidiaries. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this Corporation shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity or held by such other corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

          (e) Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the Corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows: (i) if voted by an individual, his vote binds all holders; or (ii) if voted by more than one holder, the majority vote binds all, unless the vote is evenly split, in which case the shares may be voted proportionately or according to the ownership interest as shown in the instrument filed with the Secretary of the Corporation.
     2.13. Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the Corporation under the Corporation’s Third Amended and Restated Certificate of Incorporation, these Bylaws or any provision of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except where the person attends for the express purpose of objecting to the transaction of any business. Neither the business nor the purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver.
     2.14. Stockholders Consent without Meeting. Any action required or permitted by the Corporation’s Third Amended and Restated Certificate of Incorporation, these Bylaws or any provision of law to be taken at a meeting of stockholders may be taken without a meeting, prior notice or vote, if a consent (or consents) in writing, setting forth the action so taken, shall be signed by the number of holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation, having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or certified mail, return receipt requested. Such consent shall have the same force and effect as a vote of stockholders taken at such a meeting. If the action is authorized by less than unanimous consent, notice of the action shall be given to nonconsenting stockholders.
     2.15. Inspectors and Judges. The Board in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

ARTICLE III.
BOARD OF DIRECTORS
     3.01. General Powers, Number, Election and Term. The business and affairs of the Corporation shall be managed by its Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Third Amended and Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised and done by the stockholders, subject to the terms and conditions of the that certain Preferred Stock Voting Agreement (as such term is defined in that certain Merger Agreement, dated as of April 30, 2009, by an among the Corporation, ComVest NationsHealth Holdings, LLC, a Delaware limited liability company, and NationsHealth Acquisitions Corp., a Delaware Corporation, the “Voting Agreement”), for so long as the Voting Agreement is in full force and effect. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Corporation’s Third Amended and Restated Certificate of Incorporation and the Voting Agreement, by resolution of the Board; provided, however, no director’s term shall be shortened by reason of a resolution reducing the number of directors. The number of directors of the Corporation shall initially be seven (7). In no event shall the Board consist of less than one (1) director.
     3.02. Tenure and Qualifications. The directors shall be elected at the annual meeting of the stockholders, except as otherwise provided herein, and each director shall hold office until the next annual meeting of stockholders and until his successor shall have been qualified and elected, or until his prior death, resignation or removal. A director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote generally (subject to the Corporation’s Third Amended and Restated Certificate of Incorporation and terms of the Voting Agreement) for the election of such director taken at a meeting of stockholders called for such purpose. A director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Delaware or stockholders of the Corporation.
     3.03 Chairman of the Board. The Board may elect one of their number to serve as Chairman of the Board, who shall preside at meetings of the stockholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall act as chairman of all meetings of the Board and shall have the power to perform all administrative acts on behalf of the directors, except to the extent that the Corporation’s Third Amended and Restated Certificate of Incorporation or any provision of the Delaware General Corporation Law otherwise provides. The Chairman of the Board may appoint members of the Board to serve on committees created by resolution of the Board if such resolution so provides. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board.
     3.04 Regular Meetings; Annual Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after the annual meeting of stockholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders that precedes it or such other suitable place as may be announced at such meeting of stockholders. The Board may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution. The first meeting of each newly elected Board shall be held, without call or notice, immediately following each annual meeting of stockholders.

     3.05 Special Meetings. Special meetings of the Board may be called by or at the request of the President, the Secretary or any director. The President, Secretary or any director calling any special meeting of the Board may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board called by him, and if no other place is fixed, the place of the meeting shall be the principal office of the Corporation.
     3.06 Notice; Waiver. Notice of each meeting of the Board (unless otherwise provided in or pursuant to Section 3.04) shall be given to each director not less than twenty four (24) hours prior to the meeting by giving oral, telephone or written notice to a director in person, or by e-mail, or not less than three (3) days prior to a meeting by delivering or mailing notice to the business address or such other address as a director shall have designated in writing and filed with the Secretary. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage thereon prepaid. If notice be given by e-mail, such notice shall be deemed to be delivered when the e-mail is sent to the recipient. Whenever any notice whatever is required to be given to any director of the Corporation under the Corporation’s Third Amended and Restated Certificate of Incorporation, these Bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.
     3.07 Quorum. Except as otherwise provided by law, the Corporation’s Third Amended and Restated Certificate of Incorporation or these Bylaws, a majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board, but in no event shall less than one-third of the directors constitute a quorum. A majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.
     3.08 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board, unless the act of a greater number or specific director is required by law, the Corporation’s Third Amended and Restated Certificate of Incorporation or these Bylaws.
     3.09 Conduct of Meetings. The Chairman, and in his absence, any person chosen by the Chairman, shall call meetings of the Board to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board, but in the absence of the Secretary, the Chairman may appoint any Assistant Secretary, any director or other person present to act as secretary of the meeting.

     3.10 Vacancies. A director may resign at any time by giving written notice to the Board or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board, including a vacancy created by a resignation or an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board, or may be filled by an election at an annual or special meeting of the stockholders called for that purpose; provided, however, that in case of a vacancy created by the removal of a director by vote of the stockholders, the stockholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof subject to the Corporation’s Third Amended and Restated Certificate of Incorporation and the Voting Agreement. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by stockholders if the vacancy is caused by an increase in the number of directors.
     3.11 Compensation. The Board, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, or may delegate such authority to an appropriate committee. The Board also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits and other benefits or payments to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.
     3.12 Committees. The Board, by resolution adopted by the affirmative vote of a majority of the directors, may designate from among its members one or more committees, each committee to consist of one or more directors elected by the Board, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it, except as otherwise provided by the Delaware General Corporation Law. Each such committee shall fix its own rules governing the conduct of its activities and make such reports to the Board of its activities as the Board may request. Vacancies in the membership of a committee shall be filled by the Board at a regular or special meeting of the Board. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed upon it or him by law.
     3.13 Unanimous Consent without Meeting. Any action required or permitted by the Corporation’s Third Amended and Restated Certificate of Incorporation, these Bylaws or any provision of law to be taken by the Board at a meeting or by a resolution of any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board or the committee, as the case may be, filed with the minutes of the proceedings, which consent shall have the same force and effect as a unanimous vote at a meeting.

     3.14 Telephonic Meetings. Members of the Board, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment through which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Bylaw shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.
ARTICLE IV.
OFFICERS
     4.01. Number. The principal officers of the Corporation shall be a President, such number of Vice Presidents (if any) as may be appointed from time to time by the Board, a Secretary and a Treasurer, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. Any number of offices may be held by the same person; provided, however, that any one person shall not hold all offices.
     4.02. Election and Term of Office. The officers of the Corporation to be elected by the Board shall be elected annually by the Board at the first meeting of the Board held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Failure to elect officers shall not dissolve or otherwise affect the Corporation.
     4.03. Removal. Any officer or agent may be removed by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
     4.04. Vacancies. A vacancy in any principal office resulting from death, resignation, removal, disqualification or otherwise shall be filled by the Board or the President (if granted such right by the Board) for the unexpired portion of the term.
     4.05. Term. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board or the President of the Corporation may be removed, with or without cause, by the Board whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the President of the Corporation may also be removed from such officer positions by the President, with or without cause.

     4.06. President. The President shall be the chief executive officer of the Corporation and, subject to the control of the Board, shall in general supervise and control all of the business and affairs of the Corporation. In the absence of the Chairman of the Board or in the event the Board shall not have designated a chairman of the board, the President shall preside at meetings of the stockholders and the Board. Subject to these Bylaws and such rules as may be prescribed by the Board, the President shall have authority to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, to delegate authority to them, and such agents and employees shall hold office at the discretion of the President. Subject to these Bylaws and such rules as may be prescribed by the Board, the President shall have authority to sign, execute and acknowledge, for and on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments, of every conceivable kind and character whatsoever, necessary or proper to be executed in the course of the Corporation’s regular business or that shall be authorized by resolution of the Board, and except as otherwise provided by law, these Bylaws, or the Board, the President may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge, for and on behalf of the Corporation, such documents or instruments in his place and stead. Subject to these Bylaws and such rules as may be prescribed by the Board, the President shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board from time to time. For purposes of these Bylaws, the rules prescribed by the Board and the control of the Board, in each case, with respect to the supervision, controls, powers, duties, delegation, and authority of the President (and the chief executive officer) shall be consistent with the Corporation’s internal controls established by the Board, which controls shall be consistent with those that are standard and customary for a president and chief executive officer.
     4.07. Vice Presidents. There shall be such number of Vice Presidents as the Board may from time to time authorize. They shall perform such other duties and have such other powers as the Board shall prescribe or as the President may from time to time delegate. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, a Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Subject to these bylaws and such rules as may be prescribed by the Board, any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or the Board. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.
     4.08. Secretary. Subject to these Bylaws and such rules as may be prescribed by the Board, the Secretary shall (a) attend all meetings of the Board and all meetings of the stockholders and keep the minutes of the meetings of the stockholders and the Board in one or more books provided for such purpose, (b) attest instruments to be filed with the Secretary of State of the State of Delaware, (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized, (e) keep or arrange for the keeping of a register of the post office address of each stockholder furnished to the Secretary by such stockholder, (f) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board, (g) have general charge of the stock transfer books of the Corporation and (h) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or the Board.

     4.09. Treasurer. Subject to these Bylaws and such rules as may be prescribed by the Board, the Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board. If required by the Board, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board shall determine.
     4.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board may from time to time authorize. Subject to these Bylaws and such rules as may be prescribed by the Board, the Assistant Treasurers may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board. If required by the Board, the Assistant Treasurers shall give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board.
     4.11. Other Assistants and Acting Officers. The Board shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board shall have the power to perform all the duties of the office to which he is so appointed to be an assistant or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board.
     4.12. Salaries. The salaries of the officers of the Corporation shall be fixed from time to time by the Board or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V.
CERTIFICATES FOR SHARES AND THEIR TRANSFER
     5.01. Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates (and upon request every holder of uncertificated shares) shall be entitled to have a certificate. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board. Subject to these Bylaws and such rules as may be prescribed by the Board, such certificates shall be signed by the President or a Vice President and by the Secretary or the Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 5.06.
     5.02. Facsimile Signatures. The signature of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or an employee of the Corporation.
     5.03. Signature by Former Officers. In case any officer who has signed or whose facsimile signature has been placed upon any certificate for shares shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
     5.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     5.05. Legends for Preferences and Restrictions on Transfer. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
          A written restriction on the transfer or registration of transfer of a security of the Corporation, if permitted by law and noted conspicuously on the certificate representing the security may be enforced against the holder of the restricted security or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate representing the security, a restriction, even though permitted by law, is ineffective except against a person with actual knowledge of the restriction. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:
“THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER’S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”
     5.06. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares. Otherwise the restriction is invalid except against those with actual knowledge of the restrictions.
     5.07. Lost, Destroyed or Stolen Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate, and to provide a written affidavit of that fact by such person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the person requesting such new certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     5.08. Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board, consistent with the law of the State of Delaware.
     5.09. Stock Regulations. The Board shall have the power and authority to make all such further rules and regulations consistent with the laws of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.
ARTICLE VI.
SEAL
     6.01. The Board may provide a corporate seal in an appropriate form or may provide for no corporate seal. If a corporate seal is used, the corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.
ARTICLE VII.
FISCAL YEAR
     7.01. The fiscal year of the Corporation shall begin on the first day of January and end of the thirty-first day of December of each year, unless otherwise fixed by resolution of the Board.
ARTICLE VIII.
AMENDMENTS
     8.01. By Stockholders. These Bylaws may be adopted, amended or repealed and new bylaws may be adopted by the stockholders entitled to vote at the stockholders’ annual meeting without prior notice or at any other meeting; provided that the amendment under consideration has been set forth in the notice of meeting, by affirmative vote of not less than a majority of the shares present or represented at any meeting at which a quorum is in attendance.
     8.02. By Directors. These Bylaws may be adopted, amended or repealed by the Board by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the stockholders shall be amended or repealed by the Board if the bylaw so provides provided, that for so long as the Voting Agreement is in full force and effect, any amendment, alteration, change, repeal or adoption of any provision of these Bylaws shall be subject to the applicable requisite approvals for amendment of the Voting Agreement and the Corporation’s Third Amended and Restated Certificate of Incorporation.

     8.03. Implied Amendments. Any action taken or authorized by the Board, which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
     8.04. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Corporation’s Third Amended and Restated Certificate of Incorporation.
     8.05. Reserves. The Board may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.
     8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

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